EXHIBIT 99
Media:
Elizabeth Castro
(312) 240-4567
Investor Relations:
Douglas Ruschau
(312) 240-3818

130 E. Randolph Dr.
Chicago, Illinois 60601
For Immediate Release
August 4, 2006

Peoples Energy Reports Preliminary Fiscal 2006 Third Quarter Results
Results reflect lower utility income and variability in timing of Energy Marketing earnings

CHICAGO — Peoples Energy (NYSE: PGL) today reported a preliminary net loss for its fiscal third quarter ended June 30, 2006 of $10.1 million, or ($0.26) per diluted share, compared to net income of $6.8 million, or $0.18 per diluted share for the same period in 2005. Fiscal year-to-date preliminary net income was $3.6 million, or $0.09 per diluted share compared to $80.4 million, or $2.11 per diluted share a year-ago.

Fiscal 2006 year-to-date results include charges in the first and second quarters totaling $107.3 million pre-tax ($1.68 per share after-tax) for settlement of the Company’s gas charge proceedings for 2000 through 2004, as well as related civil litigation. Fiscal 2005 year-to-date results included a $13.2 million charge ($0.21 per share after-tax) related to the Company’s 2004 organizational restructuring. Third quarter and fiscal 2006 year-to-date results also include $1.9 million in expenses ($0.03 per share after-tax) related to the Company’s recently announced proposed merger with WPS Resources Corporation. Absent these items and discontinued operations, fiscal year-to-date 2006 ongoing earnings from continuing operations (non-GAAP)* were $1.75 per share, compared to $2.25 per share in the year-ago period. Financial results for the third quarter and year-to-date periods are summarized in Table I in accordance with generally accepted accounting principles (GAAP) and on an ongoing (non-GAAP) basis before merger expenses, the impact of the 2006 settlement charge, and last year’s restructuring charge.

“Gas Distribution ongoing operating results for the quarter and year-to-date periods continued to be negatively impacted by lower deliveries due to warmer weather and conservation, as well as higher operating costs and the loss of Hub revenue due to the gas charge settlement earlier this year,” said Thomas M. Patrick, Chairman, President, and CEO of Peoples Energy. “Rate relief is necessary to restore these businesses to appropriate levels of profitability, although rate case filings previously planned for this summer have been postponed to allow all parties to focus on our application for approval by the Illinois Commerce Commission (ICC) of our proposed merger with WPS Resources. Meanwhile, our diversified businesses continue to perform well. In our Oil and Gas Production segment, production volumes are exceeding plan, our 2006 drilling program is on schedule and production from our recently acquired properties is growing. In our Energy Marketing business, the underlying economic results for the year have improved significantly from a year ago, but those results are being muted somewhat by the timing of earnings recognition as a result of fair value accounting.”
______________________________________________________________________________________
* Management believes that ongoing results are useful for year over year comparisons since charges of the magnitude associated with the merger, gas charge settlement, and organizational restructuring are infrequent and affect the comparability of operating results. Ongoing results are used internally to measure performance and in reports for management and the Company’s Board of Directors.

Table I - Fiscal Third Quarter and Year-To-Date Results

	Three Months Ended June 30, 2006
	($ millions, except per share amounts)
			Restructuring,
	Ongoing		Settlement, and Merger		As Reported
	(non-GAAP)		Expenses		(GAAP)
	2006	2005	2006	2005	2006	2005
Operating Income (Loss):
Gas Distribution	$2.3	$17.3			$2.3	$17.3
Oil and Gas Production	5.7	5.9			5.7	5.9
Energy Marketing	(7.8)	1.3			(7.8)	1.3
Energy Assets	(0.2)	(0.3)			(0.2)	(0.3)
Corporate and Other	(4.5)	(4.3)	$(1.9)	$(0.1)	(6.4)	(4.4)
Total Operating Income (Loss)	$(4.5)	$19.9	$(1.9)	$(0.1)	$(6.4)	$19.8

Income (Loss) from Continuing Operations	$(12.6)	$4.9	$(1.1)	$(0.1)	$(13.7)	$4.8
Income from Discontinued Operations					3.6	2.0
Net Income (Loss)					$(10.1)	$6.8

Per Diluted Share:
Income (Loss) from Continuing Operations	$(0.32)	$0.13	$(0.03)	$-	$(0.35)	$0.13
Income from Discontinued Operations					0.09	0.05
Net Income (Loss)					$(0.26)	$0.18

	Nine Months Ended June 30,
	($ millions, except per share amounts)
			Restructuring,
	Ongoing		Settlement, and Merger		As Reported
	(non-GAAP)		Expenses		(GAAP)
	2006	2005	2006	2005	2006	2005
Operating Income (Loss):
Gas Distribution	$111.6	$144.1	$(107.3)		$4.3	$144.1
Oil and Gas Production	25.9	19.6			25.9	19.6
Energy Marketing	12.2	13.5			12.2	13.5
Energy Assets	3.0	1.2			3.0	1.2
Corporate and Other	(13.0)	(9.4)	(1.9)	$(13.2)	(14.9)	(22.6)
Total Operating Income (Loss)	$139.7	$169.0	$(109.2)	$(13.2)	$30.5	$155.8

Income (Loss) from Continuing Operations	$67.3	$85.6	$(65.7)	$(7.9)	$1.6	$77.7
Income from Discontinued Operations					2.0	2.7
Net Income					$3.6	$80.4

Per Diluted Share:
Income (Loss) from Continuing Operations	$1.75	$2.25	$(1.71)	$(0.21)	$0.04	$2.04
Income from Discontinued Operations					0.05	0.07
Net Income					$0.09	$2.11

Note: Numbers may not sum due to rounding

Notable items for the third quarter and year-to-date periods include the following:

•
On July 10, 2006, Peoples Energy and WPS Resources announced that they had signed a definitive merger agreement. The companies have requested expedited regulatory approval of the merger which would allow the transaction to be completed during the first calendar quarter of 2007.

•
As a result of the merger announcement, several unusual charges impacted third quarter and year-to-date operating results. Gas Distribution operating expenses include a $2.0 million write-off of previously deferred rate case preparation expenses due to the decision to delay planned rate case filings. Merger-related expenses of $1.9 million were recorded in the Corporate and Other segment and are excluded from ongoing (non-GAAP) results.

•
Gas Distribution deliveries were negatively impacted by weather that was 21% warmer than normal for the quarter and 10% warmer than normal year-to-date. In addition, utility deliveries continued to be negatively impacted by customer conservation in both the quarter and year-to-date periods. On a combined basis, lower gas deliveries have accounted for a decrease of approximately $24.0 million in year-to-date operating income versus plan.

•
Pursuant to the gas charge settlement, Hub revenues in fiscal 2006 are being recorded as a credit to customers’ gas charges, negatively impacting year-over year comparisons by $1.5 million for the quarter and $7.4 million year to date.

•
Oil and Gas Production volumes were up 8.3% for the quarter and 1.8% year-to-date compared to a year ago. The improvement reflects strong performance on both existing and new wells and the impact of the Company’s second quarter acquisition. Net realized prices also increased in both periods, offset by higher operating costs and a $1.0 million settlement of a royalty dispute.

•
Energy Marketing operating income decreased in the third quarter and year-to-date periods from a year ago due primarily to unrealized losses of $5.3 million for the quarter and $21.3 million year-to-date due to lower-of-cost-or-market inventory adjustments and mark-to-market accounting. Approximately $13.0 million of the year-to-date impact from these adjustments is expected to reverse over the fourth quarter and fiscal 2007. In addition, the timing of certain wholesale transactions negatively impacted the comparison with the year-ago quarter.

•
The sale of the Company’s interest in the Southeast Chicago Energy Project (SCEP) for $50 million was completed in the fiscal third quarter, resulting in a $4.1 million pre-tax gain. The Company is continuing to work on the sale of its remaining power generation assets, a 50% interest in Elwood Energy and a development site in Oregon, and now expects those sales to be completed by calendar year-end at a sizable gain. In connection with the Company’s previously announced plans to exit the power business, financial results for power generation, including disposition gains and losses, are now being reported as discontinued operations.

The following discussion summarizes fiscal third quarter and year-to-date results by business segment.

Gas Distribution. Operating income for the third quarter was $2.3 million, compared to $17.3 million last year. The decrease reflected lower deliveries ($3.6 million), higher operating expenses ($7.6 million), the write-off of previously deferred rate case preparation expenses ($2.0 million), and a change in treatment of Hub revenue ($1.5 million), as noted earlier. Weather was 21% or 159 degree days warmer than normal and 7% or 49 degree days warmer than last year. Deliveries declined 1.4 Bcf to 30.0 Bcf. Depreciation expense increased $3.8 million as last year’s third quarter results reflected a $5.0 million adjustment related to the cumulative year-to-date impact of a reduction in utility depreciation rates. Operating and maintenance expenses also increased in a variety of other areas compared to the year-ago quarter.

On a fiscal year-to-date basis, ongoing (non-GAAP) operating income was $111.6 million, compared to $144.1 million last year. The decrease was due primarily to the impact of lower gas deliveries ($12.9 million), including an estimated 4% decline in weather normalized demand due to customer conservation, the change in treatment of Hub revenue ($7.4 million) noted above, higher operating expenses, and the write-off of rate case expenses ($2.0 million). Year-to-date weather was 10% or 631 degree days warmer than normal, and 3% or 169 degree days warmer than last year. Operating expenses increased $10.5 million, including an increase in bad debt expense ($6.8 million) due to high natural gas prices and their corresponding impact on revenues and higher pension expense ($5.0 million), both in line with budget. The bad debt accrual rate remained unchanged at approximately 2.25% of revenue.

Oil and Gas Production. Operating income totaled $5.7 million for the quarter, compared to $5.9 million in the year ago period. Results for the quarter benefited from an 8.3% increase in production and higher net realized prices, offset by higher operating costs, including higher general and administrative costs and depletion expenses and a $1.0 million settlement of a royalty dispute. In addition, last year’s third quarter results benefited from a property sale gain of $1.0 million. The February 2006 acquisition added 6.4 MMcfed to quarterly production. During the third quarter, the Company drilled 14 wells, of which 12 were successful.

Year-to-date operating income totaled $25.9 million, compared to $19.6 million a year ago. Year-to date results benefited from slightly higher production, higher net realized gas prices and a $7.6 million gain associated with the first quarter sale of assets at the Company’s EnerVest partnership, partially offset by higher operating expenses. The improvement in production from a year ago reflects the results of the Company’s 2006 drilling program and the impact of the February 2006 acquisition, offset by the normal decline of existing production. The February 2006 acquisition added 3.6 MMcfed to year-to-date production. On a year-to-date basis, the Company drilled 41 wells with a success rate of 93%. The increase in operating costs was due primarily to higher depletion expenses and higher general and administrative costs. In addition, the royalty dispute settlement and last year’s property sale also negatively impacted year-over-year comparisons.

Approximately 65% of the Company’s gas production was hedged for the quarter compared to 103% for the third quarter of 2005. As of July 26, 2006, approximately 65-70% of estimated remaining fiscal 2006 natural gas production was hedged, and approximately 50-60% of estimated 2007 production from existing proved reserves was hedged.

Table II summarizes third quarter and year-to-date operating statistics for the Oil and Gas Production segment:

Table II - Oil and Gas Operating Results

	Three Months Ended June 30,			Nine Months Ended June 30,
			%			%
	2006	2005	Change	2006	2005	Change

Average daily production:
Gas (MMCFD)	63.6	57.1	11.4%	62.1	59.6	4.2%
Oil (MBD)	0.9	1.1	(18.2%)	1.0	1.2	(16.7%)
Gas equivalent (MMCFED)	69.0	63.7	8.3%	68.2	67.0	1.8%

Net realized price:
Gas ($/MCF)	$5.32	$4.47	19.0%	$5.29	$4.50	17.6%
Oil ($/BBL)	$22.40	$22.18	1.0%	$26.06	$26.69	(2.4%)
Gas equivalent ($/MMCFE)	$5.20	$4.39	18.5%	$5.21	$4.50	15.8%

Percentage hedged:
Gas	65%	103%		71%	98%
Oil	89%	115%		81%	97%

Energy Marketing. Operating loss for the quarter totaled $7.8 million, compared to operating income of $1.3 million in the year-ago period. Year-over-year comparisons were negatively impacted by lower-of-cost-or-market (LOCOM) inventory adjustments and mark-to-market (MTM) accounting, the timing of certain wholesale transactions, and higher operating expenses.

On a year-to-date basis, operating income was $12.2 million, compared to $13.5 million in fiscal 2005. Wholesale marketing results were up sharply, reflecting additional capacity and the positive impact of price volatility and spreads on storage and transportation optimization strategies during the first two fiscal quarters, offset by LOCOM adjustments and MTM accounting. Retail results declined from a year ago due primarily to LOCOM and MTM accounting adjustments, higher operating expenses, and lower electric unit margins.

LOCOM inventory adjustments and MTM accounting resulted in unrealized losses of $5.3 million for the quarter and $21.3 million year-to-date. Approximately $13.0 million of the year-to-date unrealized losses from the LOCOM adjustments and the MTM accounting primarily resulted from declines in the market prices of gas at the end of the period and is expected to reverse over the course of this and the next fiscal year. The earnings variability resulting from accounting timing can be significant from period to period, even when the underlying economic position is unchanged.

Energy Assets. Financial results for power generation, which were formerly included in this business segment are now reported as discontinued operations, including prior year results. Operating income for the Energy Assets segment now reflects only the Company’s natural gas liquids (NGL) peaking facility and certain business development expenses. While third quarter results were essentially unchanged from a year-ago, year-to-date operating income increased $1.8 million due to improved NGL earnings and lower business development expenses.

Corporate and Other. Results for the fiscal 2006 third quarter and year-to-date periods included $1.9 million in merger-related expenses, while last year’s third quarter and year-to-date results included restructuring charges of $0.1 million and $13.2 million, respectively. Absent these costs, ongoing Corporate and Other expenses increased $0.2 million for the quarter and $3.6 million year-to-date compared to 2005 due primarily to higher outside services and labor-related costs.

Discontinued Operations. Pre-tax income from discontinued operations totaled $6.0 million for the quarter and $3.4 million year-to-date, versus $3.3 million and $4.5 million in the year-ago periods, respectively. The results include a $4.1 million pre-tax gain in the fiscal 2006 third quarter from the sale of SCEP, as noted earlier, and $1.8 million pre-tax loss in the fiscal 2006 first quarter from the sale of Valencia.

Financial. Third quarter and year to-date interest expense increased $2.8 million and $5.8 million, respectively, compared to the year-ago periods due primarily to higher interest rates and higher short-term borrowing balances. At June 30, 2006, total debt was 56% of total debt plus equity, up from 51% a year ago due primarily to the settlement charge and the February oil and gas acquisition. Anticipated proceeds from the sale of the Company’s remaining power generation assets later in the year will be used to reduce short-term borrowing. The year-to-date ongoing effective tax rate is about 33.5%, down from 36% last year.

Capital expenditures are projected to approximate $350 million, including $105 million in Gas Distribution and the remainder primarily in Oil and Gas Production.

Earnings Outlook. “As a result of lower than expected third quarter results and higher interest expense, we are lowering our ongoing (non-GAAP) fiscal 2006 earnings from continuing operations estimate to $1.15 to $1.30 per share,” said Patrick. The ongoing (non-GAAP) estimate from continuing operations excludes the impact of the gas charge settlement and any fiscal 2006 merger-related expenses, which are difficult to predict but could be substantial depending on the timing of the merger closing. The outlook also does not reflect the potential variability in earnings due to fair value accounting adjustments, which could be material but are not estimable. Table III reconciles the current earnings outlook for fiscal 2006 to the Company’s previous estimate provided on May 3, 2006.

“Our merger application was filed with the Illinois Commerce Commission on August 2, and we have requested expedited treatment from the Commission,” Patrick added. “As I noted earlier, we have postponed our rate case filings and are seeking completion of the merger early in the first calendar quarter of 2007.”

Table III - Ongoing (Non-GAAP) Earnings Outlook*

	EPS Impact

FY 2006 outlook from continuing operations (non-GAAP) - 5/3/06	$1.40	-	$1.65

Warmer than normal weather/conservation	(0.05)	-	(0.07)
Unususal charges (rate case expenses, oil & gas settlement)	(0.05)	-	(0.05)
Lower results from diversified businesses	(0.09)	-	(0.13)
Higher interest expense	(0.04)	-	(0.06)
Other, net	(0.02)	-	(0.04)

Current FY 2006 outlook from continuing operations (non-GAAP)	$1.15	-	$1.30

*Ongoing (non-GAAP) earnings outlook excludes discontinued operations, the impact of the utilities' gas charge settlement, merger-related expenses and the impact of fair value accounting adjustments. Future merger-related expenses and the impact of fair value accounting adjustments, both of which may be significant, cannot be reasonably estimated at the present time.

Earnings Conference Call. Peoples Energy will hold a conference call to discuss financial results for the third quarter of fiscal 2006 on Friday, August 4, 2006, at 9:00 a.m. Central (10:00 a.m. Eastern). To listen to the webcast live or in replay visit the “Investors” section of the Peoples Energy website at www.PeoplesEnergy.com and select the Live Webcast icon on the Corporate Overview page. A replay of the call can also be accessed by dialing 1-888-203-1112, reference number 5805466. The telephone replay will be available approximately two hours after completion of the call through August 8, 2006. The webcast replay will be available through August 2007.

Peoples Energy, a member of the S&P 500, is a diversified energy company consisting of four primary business segments: Gas Distribution, Oil and Gas Production, Energy Marketing, and Energy Assets. The Gas Distribution business serves about 1 million utility customers in Chicago and northeastern Illinois. Visit the Peoples Energy website at PeoplesEnergy.com.

Forward-Looking Information. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Generally, the words “may”, “could”, “project”, “believe”, “anticipate”, “estimate”, “plan”, “forecast”, “will be”, and similar words identify forward-looking statements. Actual results could differ materially from such expectations because of many uncertainties, including, but not limited to: the outcome of the pending merger between the Company and WPS Resources Corporation; the outcome of rate increase proceedings if filed with the Illinois Commerce Commission by the utility subsidiaries; adverse decisions in proceedings before the Illinois Commerce Commission, including, but not limited to, proceedings concerning the prudence review of the utility subsidiaries' gas purchases; the future health of the United States and Illinois economies; the timing and extent of changes in interest rates and energy commodity prices, including but not limited to the effect of gas prices on cost of gas supplies, accounts receivable and the provision for uncollectible accounts, interest expense and earnings from the oil and gas production segment; adverse resolution of material litigation; effectiveness of the Company's risk management policies and the creditworthiness of customers and counterparties; changes in the credit ratings of the Company, Peoples Gas and North Shore Gas; regulatory developments in the United States, Illinois and other states where the Company does business; changes in the nature of the Company's competition resulting from industry consolidation, legislative change, regulatory change and other factors, as well as action taken by particular competitors; the Company’s success in identifying diversified business segment projects on financially acceptable terms and generating earnings from projects in a reasonable time; operational factors affecting the Company's gas distribution, energy assets and oil and gas production segments; the Company’s ability to complete its divestment of its power generation assets on advantageous terms; drilling and production risks and the inherent uncertainty of oil and gas reserve estimates; weather related energy demand; the application of, or changes in, accounting rules or interpretations, including, but not limited to, the impact of mark-to-market accounting treatment for some of the Company’s derivative contracts used by the Company to manage commodity price, basis and other risks; and terrorist activities. Also, projections to future periods of the effectiveness of internal control over financial reporting are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. Some of the uncertainties that may affect future results are discussed in more detail in Peoples Energy's most recent Form 10-K/A filed with the SEC under Item 1 - Business, Item 1A - Risk Factors and Item 7 - Management’s Discussion and Analysis, as such information may be updated by subsequent filings under the Securities Exchange Act of 1934. All forward-looking statements included in this press release are based upon information presently available, and Peoples Energy assumes no obligation to update any forward-looking statements.

# # # #

(Financial Tables Follow)

Preliminary
PEOPLES ENERGY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)

Financial Data
	Three Months Ended June 30,
(In Thousands, Except Per-Share Amounts)	2006		2005

Revenues	$400,445		$455,931

Equity Investment Income	$-		$309

Operating Income (Loss)	$(6,359)		$19,858

Net Income (Loss)	$(10,111)		$6,799

Earnings Per Share - Basic	$(0.26)		$0.18

Earnings Per Share - Diluted	$(0.26)		$0.18

Average Shares Outstanding - Basic	38,404		38,030

Average Shares Outstanding - Diluted	38,571		38,185

	Nine Months Ended June 30,
(In Thousands, Except Per-Share Amounts)	2006		2005

Revenues	$2,632,859		$2,220,248

Equity Investment Income	$7,677		$2,054

Operating Income	$30,557		$155,763

Net Income	$3,578		$80,447

Earnings Per Share - Basic	$0.09		$2.12

Earnings Per Share - Diluted	$0.09		$2.11

Average Shares Outstanding - Basic	38,330		37,926

Average Shares Outstanding - Diluted	38,493		38,091

Common Stock Data
	June 30,
	2006		2005
Annualized dividend rate	$2.18		$2.18
Dividend yield	6.1%	(1)	5.0%
Book value per share	$21.62		$23.09
Market price	$35.91		$43.46
Market price as a percent of book value	166%		188%
(1) Current dividend yield of 5.0% reflects closing market price of $43.23 on August 2, 2006.

Peoples Energy Corporation				Preliminary

Summary of Selected Operating Data (Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2006	2005	2006	2005

Gas Distribution Margin (in thousands)
Total Gas Distribution revenues	$223,826	$259,343	$1,774,172	$1,521,843
Less: Gas costs	110,883	138,829	1,211,528	956,609
Gross margin (1)	112,943	120,514	562,644	565,234
Less: Revenue taxes and surcharges	20,806	23,384	149,939	135,054
Environmental costs recovered	4,920	4,599	30,249	27,727
Net margin (1)	$87,217	$92,531	$382,456	$402,453

Gas Distribution Deliveries (MDth)
Gas sales
- Residential	12,987	14,736	96,221	103,537
- Commercial	2,303	2,699	16,469	17,623
- Industrial	337	421	3,051	3,326
Transportation	14,326	13,568	71,767	73,062
Total Distribution Deliveries	29,953	31,424	187,508	197,548

Weather
Heating degree days - actual	615	664	5,658	5,827
Heating degree days - percent colder (warmer) than normal	(20.5%)	(14.2%)	(10.0%)	(7.6%)

Number of Gas Distribution Customers (average)
Gas sales
- Residential	902,433	911,484	892,179	897,064
- Commercial	46,278	47,857	46,133	46,726
- Industrial	2,791	2,938	2,831	2,895
Transportation	36,355	24,564	32,899	24,480
Total Gas Distribution Customers	987,857	986,843	974,042	971,165

Energy Marketing
Wholesale gas volumes sold (MDth)	9,328	14,451	33,251	40,253
Retail gas volumes sold (MDth)	8,254	8,532	41,279	43,973
Number of retail gas customers (at June 30)	31,852	23,721	31,852	23,721
Retail electric volumes sold (Mwh)	400,523	335,381	1,217,254	999,319
Number of retail electric customers (at June 30)	3,283	2,177	3,283	2,177
Total retail customers (at June 30)	35,135	25,898	35,135	25,898

Employees (at June 30)
Gas Distribution	1,714	1,690	1,714	1,690
Diversified Businesses	153	130	153	130
Corporate Support	353	337	353	337
Total Employees	2,220	2,157	2,220	2,157

Megawatt Capacity (at June 30)	700	800	700	800

(1) As used above, net margin is not a financial measure computed under GAAP. Gross margin is the GAAP measure most closely related to net margin. Management believes net margin to be useful in understanding the Gas Distribution segment's operations because the utility subsidiaries are allowed, under their tariffs, to recover gas costs, revenue taxes and environmental costs from their customers on a dollar-for-dollar basis.

Peoples Energy Corporation				Preliminary

Summary of Selected Operating Data (Unaudited) (continued)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Oil and Gas Production
Average daily production:
Gas (MMCFD)	63.6	57.1	62.1	59.6
Oil (MBD)	0.9	1.1	1.0	1.2
Gas equivalent (MMCFED)	69.0	63.7	68.2	67.0

Average index price:
Gas ($/MMBTU) - Henry Hub	$ 6.79	$ 6.74	$ 9.59	$ 6.69
Oil ($/BBL)	$ 70.70	$ 53.17	$ 64.73	$ 49.68

Average hedge price:
Gas ($/MMBTU)	$ 5.26	$ 5.00	$ 5.20	$ 4.93
Oil ($/BBL)	$ 27.65	$ 28.77	$ 27.65	$ 27.71

Percentage hedged:
Gas	65%	103%	71%	98%
Oil	89%	115%	81%	97%

Net realized price: (1)
Gas ($/MCF)	$ 5.32	$ 4.47	$ 5.29	$ 4.50
Oil ($/BBL)	$ 22.40	$ 22.18	$ 26.06	$ 26.69
Gas Equivalent ($/MCFE)	$ 5.20	$ 4.39	$ 5.21	$ 4.50

Oil & Gas Production
Hedge Position (2)
	Volume Hedged (MMBTU)/(MBO)		Wtd. Avg. Prices ($MMBTU)/($BBL)
Remaining FY 2006 Hedge Position (July - September)
Gas
Swaps (61%)	1,651,500		$5.09
Collars (39%)	1,067,500		$4.34 - $5.56
	2,719,000 (3)		$4.79 - $5.27
Oil
Swaps	50 (4)		$27.65

FY 2007 Hedge Position
Gas
Swaps (63%)	7,992,500		$5.37
Collars (37%)	4,712,500		$5.62 - $6.77
	12,705,000 (5)		$5.46 - $5.89
Oil
Swaps	182 (6)		$37.50

(1) Reflects the impact of all hedges, including mark-to-market derivatives as well as basis differentials, transportation, gathering and mmbtu/mcf conversion and are not NYMEX-equivalent prices.
(2) As of July 26, 2006.
(3) Approximately 65-70% based on projected 2006 production.
(4) Approximately 85-90% based on projected 2006 production.
(5) Approximately 50-60% based on projected 2007 production from existing proved reserves.
(6) Approximately 45-55% based on projected 2007 production.

Peoples Energy Corporation				Preliminary

Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(In Thousands, Except Per-Share Amounts)	2006	2005	2006	2005

Revenues	$400,445	$455,931	$2,632,859	$2,220,248

Operating Expenses:
Cost of energy sold	256,817	303,886	1,939,884	1,540,493
Gas charge settlement	-	-	107,330	-
Operation and maintenance, excluding
restructuring and environmental costs	83,196	73,131	264,008	242,163
Merger costs	1,856	-	1,856	-
Restructuring costs	-	52	-	13,216
Environmental costs	4,920	4,599	30,249	27,727
Depreciation, depletion and amortization	30,120	24,031	88,637	83,324
Taxes, other than income taxes	30,022	31,643	178,211	160,504
Gains on property sales	(127)	(960)	(196)	(888)
Total Operating Expenses	406,804	436,382	2,609,979	2,066,539

Equity investment income	-	309	7,677	2,054

Operating Income (Loss)	(6,359)	19,858	30,557	155,763

Other income and expense - net	2,349	1,681	5,028	3,560

Interest expense	15,382	12,586	43,788	37,940

Income (Loss) Before Income Taxes	(19,392)	8,953	(8,203)	121,383

Income tax expense (benefit)	(5,678)	4,119	(9,752)	43,655

Income (Loss) from Continuing Operations	$(13,714)	$4,834	$1,549	$77,728

Income from Discontinued Operations,
net of taxes	3,603	1,965	2,029	2,719

Net Income (Loss)	$(10,111)	$6,799	$3,578	$80,447

Average Shares of Common Stock Outstanding
Basic	38,404	38,030	38,330	37,926
Diluted	38,571	38,185	38,493	38,091
Earnings (Loss) Per Share of Common Stock
Basic, continuing operations	(0.35)	$0.13	$0.04	$2.05
Basic, discontinued operations	0.09	0.05	0.05	0.07
Total - basic earnings per share	$(0.26)	$0.18	$0.09	$2.12

Diluted, continuing operations	$(0.35)	$0.13	$0.04	$2.04
Diluted, discontinued operations	0.09	0.05	0.05	0.07
Total - diluted earnings per share	$(0.26)	$0.18	$0.09	$2.11

Peoples Energy Corporation		Preliminary

Consolidated Balance Sheets (Unaudited)

(In Thousands) At June 30,	2006	2005

Assets
Capital Investments:
Property, plant and equipment	$3,471,104	$3,216,168
Less - Accumulated depreciation, depletion
and amortization	1,342,664	1,288,202
Net property, plant and equipment	2,128,440	1,927,966
Investments in equity investees	250	13,627
Other investments	12,818	12,613
Total Capital Investments - Net	2,141,508	1,954,206

Customer Accounts Receivable - net of reserves	271,523	288,963
Other Current Assets	600,626	435,451
Total Current Assets	872,149	724,414

Other Assets	530,081	523,400

Total Assets	$3,543,738	$3,202,020

Capitalization and Liabilities
Common Stockholders' Equity:
Common stock	$418,677	$402,269
Treasury stock	(6,677)	(6,677)
Retained earnings	486,769	573,470
Accumulated other comprehensive loss	(67,973)	(89,344)
Total Common Stockholders' Equity	830,796	879,718

Long-Term Debt	893,605	897,114
Total Capitalization	1,724,401	1,776,832

Current Liabilities
Commercial paper	171,399	15,200
Accounts Payable	198,517	163,539
Other Current Liabilities	525,850	394,528
Total Current Liabilities	895,766	573,267

Deferred Credits and Other Liabilities	923,571	851,921
Total Capitalization and Liabilities	$3,543,738	$3,202,020

Preliminary
Peoples Energy Corporation

Business Segments (Unaudited)

	Gas	Oil and Gas	Energy	Energy	Corporate and
(In Thousands)	Distribution	Production	Marketing	Assets	Other	Adjustments	Total
Three Months Ended June 30, 2006
Revenues	$223,826	$31,621	$142,518	$2,480	$-	$-	$400,445
Depreciation, depletion and amortization	16,011	13,230	382	89	408	-	30,120
Operating income (loss) (1)	2,298	5,691	(7,823)	(164)	(6,361)	-	(6,359)
Three Months Ended June 30, 2005
Revenues	$259,343	$25,416	$170,754	$581	$-	$(163)	$455,931
Depreciation, depletion and amortization	12,230	10,969	467	121	244	-	24,031
Equity investment income	-	83	-	-	226	-	309
Operating income (loss) (2)	17,251	5,854	1,329	(311)	(4,265)	-	19,858
Nine Months Ended June 30, 2006
Revenues	$1,774,172	$95,960	$754,741	$12,878	$-	$(4,892)	$2,632,859
Depreciation, depletion and amortization	46,480	39,646	1,264	266	981	-	88,637
Equity investment income	-	7,610	-	-	67	-	7,677
Operating income (loss) (1)	4,265	25,885	12,266	2,975	(14,834)	-	30,557
Nine Months Ended June 30, 2005
Revenues	$1,521,843	$82,246	$612,901	$8,308	$-	$(5,050)	$2,220,248
Depreciation, depletion and amortization	46,339	34,596	1,331	364	694	-	83,324
Equity investment income (loss)	-	1,298	-	-	756	-	2,054
Operating income (loss) (2)	144,113	19,622	13,549	1,226	(22,747)	-	155,763

(1) Gas Distribution results for the nine month period ended June 30, 2006 includes the impact of $107.3 million related to the amended gas charge settlement agreement. Corporate and Other results for the three and nine month periods ended June 30, 2006 include $1.9 million in merger-related expenses.

(2) Corporate and Other results for the three and nine month periods ended June 30, 2005 include the impacts of $0.1 million and $13.2 million, respectively, related to the company's 2004 organizational restructuring.

Effective in fiscal 2006, the Company's primary business segments were reorganized and reported as follows: Gas Distribution (including Peoples Gas hub operations, formerly included as part of Midstream Services), Oil and Gas Production, Energy Assets, and Energy Marketing (both retail and wholesale activity, formerly included as Retail Energy Services and part of Midstream Services, respectively). All periods have been reclassified to conform with the current presentation.

Discontinued Operations (Unaudited)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
(In Thousands)
Operation and maintenance	$(1,579)	$(457)	$(2,997)	$(1,482)
Taxes, other than income taxes	(35)	(26)	(43)	(37)
Gains (Losses) on property sales	4,139	-	2,000	(143)
Equity investment income	3,455	3,744	4,407	6,175
Income Before Income Taxes	5,980	3,261	3,367	4,513
Income tax expense	2,377	1,296	1,338	1,794
Income from Discontinued Operations,
net of taxes	$3,603	$1,965	$2,029	$2,719